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Exhibit 23.1



                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Butler International, Inc. on Form S-8 of our report dated February 22, 2000, appearing in the Annual Report on Form 10-K of Butler International, Inc. for the year ended December 31, 1999, and to the reference to us under the heading "EXPERTS" in the prospectus which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
-------------------------

Parsippany, New Jersey
March 14, 2001